UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 31, 2007
Date of report (Date of earliest event reported)
FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)
(330) 373-1221

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosures
On July 31, 2007, Steven R. Lewis, President and Chief Executive Officer of First Place Financial Corp., and Paul S. Musgrove, Chief Financial Officer will be making a presentation at 8:00 AM Eastern Time in New York, New York at the Keefe, Bruyette & Woods 8th Annual Community Bank Investor Conference. In connection with this presentation they will be presenting slides with financial and other information. A copy of those slides is included as Exhibit 99.1 and is incorporated herein by reference. The financial information on those slides includes certain non-GAAP financial measures. A discussion of those non-GAAP financial measures and a reconciliation from GAAP to non-GAAP measures is included as Exhibit 99.2 and is incorporated herein by reference. The presentation will be archived and will be available at www.kbw.com/news/conferencecommunity.html. for 30 days following the presentation.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Slides to be presented by Steven R. Lewis, President and Chief Executive Officer, and Paul S. Musgrove, Chief Financial Officer, at a presentation on July 31, 2007 in New York, New York at the Keefe, Bruyette & Woods 8th Annual Community Bank Investor Conference.

99.2	Reconciliation from GAAP to non-GAAP financial measures used in slides to be presented on July 31, 2007 in New York, New York at the Keefe, Bruyette & Woods 8th Annual Community Bank Investor Conference.
..
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.
Date: July 31, 2007	By:	Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Slides to be presented by Steven R. Lewis, President and Chief Executive Officer, and Paul S. Musgrove, Chief Financial Officer, at a presentation on July 31, 2007 in New York, New York at the Keefe, Bruyette & Woods 8th Annual Community Bank Investor Conference.

99.2	Reconciliation from GAAP to non-GAAP financial measures used in slides to be presented on July 31, 2007 in New York, New York at the Keefe, Bruyette & Woods 8th Annual Community Bank Investor Conference.